Exhibit 99.1

INVESTOR CONTACT:	MEDIA CONTACT:
Kate Patterson	Cas Purdy
Websense, Inc.	Websense, Inc.
(858) 320-8072	(858) 320-9493
kpatterson@websense.com	cpurdy@websense.com

N E W S   R E L E A S E

Websense Confirms Record Revenue for Q1’08

•                  Strong cash flow enabled early principal payments of $30 million on long-term debt and resumption of share repurchases.

•                  Non-GAAP revenue and operating income at record levels, reflecting successful integration of SurfControl.

•                  Guidance for 2008 billings, non-GAAP revenue, operating margin and diluted EPS affirmed.

SAN DIEGO, May 1, 2008—Websense, Inc. (NASDAQ: WBSN) today announced financial results for the first quarter ended March 31, 2008, and reiterated its previously issued outlook for 2008.

First quarter revenue, calculated in accordance with U.S. generally accepted accounting principles (GAAP) was $67 million. The company posted a GAAP net loss of $6.2 million, or 14 cents per diluted share in the first quarter.  GAAP operating results reflected the write-down of the majority of SurfControl’s deferred revenue to fair value as of the acquisition date of October 3, 2007 and included certain operating expenses excluded from the non-GAAP results as described below.  Operating cash flow for the quarter was approximately $19 million, after paying approximately $11 million in cash payments for acquisition-related costs and a legal settlement.

Non-GAAP Operating Results

Billings for the first quarter, which represent the full amount of subscription contracts billed to customers during the period, were $67.5 million.  The average duration of first quarter contracts was 20.6 months, reflecting an increase in the mix of one-year contracts to 61 percent compared to 48 percent in one-year contracts in the first quarter of 2007.

First quarter non-GAAP revenue was a record $86.5 million, and included approximately $20 million in subscription revenue from past billings to SurfControl customers that would have been recognized during this period had SurfControl remained an independent company operating under GAAP.  This subscription revenue was included in SurfControl’s deferred revenue as of the acquisition date, but will not be recognized as subscription revenue on a post-acquisition basis under GAAP due to the impact of the write-down of the majority of SurfControl’s deferred revenue to fair value as of the acquisition date.

Non-GAAP operating income was a record $27.8 million, or 32.1 percent of non-GAAP revenue.  First quarter non-GAAP operating expenses of $58.7 million exclude amortization of intangible assets, restructuring costs relating to headcount reduction and facility closures, integration travel, retention bonuses, professional fees for restructuring activities and stock-based compensation expense. In addition, the non-GAAP expenses exclude non-cash amortization of deferred financing fees and the non-recurring impact of a favorable tax ruling from the state of California.

First quarter non-GAAP net income was a record $16.1 million, or 35 cents per share.  The excluded costs and reversal of a tax provision are detailed in the footnotes of the Reconciliation of GAAP to Non-GAAP Consolidated Statements of Operations.

“We have achieved our major cost cutting objectives in the integration of SurfControl,” said Gene Hodges, Websense chief executive officer.  “We are now focused on executing on the potential growth opportunities made possible through our expanded customer base, broader product offering, and increased global presence.”

“Strong cash flow, driven by collections on record fourth quarter billings, allowed us to prepay $30 million against the principal balance of our long-term debt and repurchase $5 million of our common stock during the quarter,” stated Dudley Mendenhall, Websense chief financial officer.  “As anticipated, the acquisition of SurfControl became accretive to our cash flows almost immediately for recurring operations. The combined business generates substantial cash flows, reflecting our market leadership position and the strength of our subscription-based business model.”

Balance Sheet Metrics

The company’s balance sheet remains strong, with cash and marketable securities of $71.7 million and total GAAP deferred revenue of $287.6 million.  During the quarter, the company repaid $30 million in long term debt, bringing total early principal payments to date to $50 million and reducing long term debt to $160 million from $210 million at the close of the SurfControl acquisition.  The company also resumed share repurchases under a 10b5-1 plan, repurchasing a total of 264,400 shares for approximately $5 million, of which $2.2 million was paid after quarter end.  Significant changes to the balance sheet compared to the prior quarter included:

•                  A decrease in accounts receivable by $29.3 million, which reflected strong collections performance on fourth quarter billings.  Strong cash collections during the quarter resulted in a decline in days sales outstanding to 63 days from 66 days.

•                  An increase of $0.9 million in GAAP deferred revenue, to a total of $287.6 million.  The increase primarily reflected the difference between billings booked and GAAP revenue recognized during the quarter and foreign exchange translation adjustments.

Quarterly Business Metrics

	Q1’08	Q4’07	Q1’07(1)

Product seats under subscription	42.4 million	42.7 million	25.5 million

International billings (% of total)	52%	55%	45%

Average annual contract value	$ 7,040	$ 8,100	$ 7,650

Average contract duration (months)	20.6	23.4	23.4

Renewal rate	75-80%	75-80%	75-80%

(1)   Q1’07 metrics reflect Websense metrics prior to the acquisition of SurfControl on October 3, 2007.

Outlook for Fiscal Year 2008

Websense updates its annual guidance on its anticipated financial performance for the fiscal year each quarter based on its assessment of the current business environment and historical seasonal trends in its business, as well as assessments of historical SurfControl results adjusted to conform to GAAP.  In providing fiscal year 2008 guidance, the company emphasizes that its forward-looking statements are based on current expectations and disclaims any obligation to update the statements as circumstances change.

2008 Guidance (as of 5/1/08)

Billings	$345 – 355 million

Non-GAAP Revenue	$325 - 335 million

GAAP revenue	$274 – 284 million

Non-GAAP operating margin	28 – 30%

Stock-based compensation expense	approximately $25 million

Amortization of intangible assets (non-cash)	approximately $50 million

Net cash interest expense	$9 - 11 million

Non-GAAP earnings per diluted share	$1.15 - $1.25

Assumed non-GAAP tax rate	approximately 35%

Average diluted shares outstanding	46 - 47 million

Non-GAAP guidance for 2008 revenue includes approximately $51 million in subscription revenue from SurfControl that would have been recognized under subscriptions that were included in deferred revenue as of the date of the acquisition that will not be recognized as revenue during the applicable period under GAAP due to the impact of the write-down of the majority of SurfControl’s deferred revenue to fair value as of the acquisition date.

Websense continues to expect non-GAAP quarterly revenue to decline on a sequential basis and be within the range of $82 to $85 million for each of the remaining quarters of 2008.

Non-GAAP guidance for 2008 earnings per diluted share excludes stock-based compensation expense, as well as certain cash and non-cash expenses related to the acquisitions of PortAuthority and SurfControl and excludes the benefit  of a favorable tax ruling from the state of California (as detailed in “Non-GAAP Financial Measures” below):  Additionally, based on the current business outlook and collections trends, the company expects its cash flow from operations for 2008 to exceed $75 million, excluding acquisition related and legal settlement costs.

Conference Call

Management will host a conference call and simultaneous webcast to discuss these results today, May 1, at 2:00 p.m. Pacific Time. To participate in the call, investors should dial (877) 545-1414 (domestic) or (719) 325-4848 (international) ten minutes prior to the scheduled start of the call. Additionally, a live audio-only webcast of the call may be accessed on the Internet at www.websense.com/investors.

An archive of the webcast will be available on the company’s Web site through June 30, 2008, and a taped replay of the call will be available for one week at (888) 203-1112 or (719) 457-0820, passcode 9919407.

Non-GAAP Financial Measures

This press release provides financial measures for the first quarter of 2008 and guidance for the full year, including guidance for revenue, operating margin, net income and earnings per diluted share, that include revenue from SurfControl that would have been recognized during the first quarter and full year 2008 under subscriptions that were included in deferred revenue as of the date of the acquisition but will not be recognized as revenue on a post-acquisition basis under GAAP due to the impact of the write-down of a majority of SurfControl’s deferred revenue to fair value as of the acquisition date.  In addition, first quarter non-GAAP operating results and full year guidance exclude certain cash and non-cash expenses relating to the PortAuthority and SurfControl acquisitions including restructuring costs relating to headcount reduction and facility closures, integration travel, retention bonuses, amortization of intangible assets and deferred financing fees, and professional fees, as well as stock based compensation expense and exclude the benefit of the reversal of a tax provision based upon a favorable tax ruling from the state of California.  Based on the foregoing, the company’s presentation of non-GAAP revenue, operating margin, net income and earnings per diluted share are not calculated in accordance with GAAP. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance that enhances management’s and investors’ ability to evaluate the company’s operating results, trends and prospects and to compare current operating results with historic operating results. A reconciliation of the GAAP and non-GAAP statements of operations for the first quarter is provided at the end of this press release.

This press release also includes financial measures for billings that are not numerical measures that can be calculated in accordance with GAAP. Websense provides this measurement in press releases reporting financial performance because this measurement provides a consistent basis for understanding the company’s sales activities in the current period. The company believes the billings measurement is useful to investors because the GAAP measurements of revenue and deferred revenue in the current period include subscription contracts commenced in prior periods.  The reconciliation of billings to deferred revenue for the first quarter of 2008 is set forth at the end of this press release.

About Websense, Inc.

Websense, Inc. (NASDAQ: WBSN), a global leader in integrated Web, messaging and data protection technologies, provides Essential Information Protection™ for more than 42 million employees at more than 50,000 organizations worldwide.  Distributed through its global network of channel partners, Websense software and hosted security solutions help organizations block malicious code, prevent the loss of confidential information and enforce Internet use and security policies.  For more information, visit www.websense.com

Websense and SurfControl are registered trademarks of Websense, Inc. in the United States and certain international markets. Websense has numerous other registered and unregistered trademarks in the United States and internationally. All other trademarks are the property of their respective owners.

# # #

This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Websense’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements attributed to Gene Hodges and Dudley Mendenhall, the guidance and financial outlook for the company’s 2008 fiscal year, and statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations.  The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, risks associated with integrating acquired businesses and launching new product offerings, customer acceptance of the company’s services, products and fee structures in a changing market; the success of Websense’s brand development efforts; the volatile and competitive nature of the Internet and security industries; changes in domestic and international market conditions, risks relating to the required use of cash for debt servicing, the risks of ongoing compliance with the covenants in the senior secured credit facility, risks related to changes in accounting interpretations and the other risks and uncertainties described in Websense’s public filings with the Securities and Exchange Commission, available at www.websense.com/investors. Websense assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

Tables to follow

Websense, Inc.

Consolidated Statements of Operations

(Unaudited and in thousands, except per share amounts)

	Three Months Ended
	March 31, 2008	March 31, 2007

Revenue	$66,984	$49,747
Cost of revenues
Cost of revenues	8,867	4,028
Amortization of acquired technology	3,072	629
Total cost of revenues	11,939	4,657
Gross margin	55,045	45,090
Operating expenses:
Selling and marketing	42,821	24,913
Research and development	13,460	8,396
General and administrative	12,853	7,186
Total operating expenses	69,134	40,495
(Loss) income from operations	(14,089)	4,595
Interest expense	(4,432)	—
Other (expense) income, net	(109)	2,440
(Loss) income before income taxes	(18,630)	7,035
(Benefit) provision for income taxes	(12,393)	3,168
Net (loss) income	$(6,237)	$3,867

Basic net (loss) income per share	$(0.14)	$0.09
Diluted net (loss) income per share	$(0.14)	$0.09

Basic common shares	45,395	44,830
Diluted common shares	45,395	45,485

Financial Data:
Total deferred revenue	$287,628	$286,685

Websense, Inc.

Consolidated Balance Sheets

(Unaudited and in thousands)

	March 31, 2008	December 31, 2007

Assets
Current assets:
Cash and cash equivalents	$71,037	$66,383
Marketable securities	632	19,781
Accounts receivable, net	47,044	76,328
Prepaid income taxes	2,161	3,734
Current portion of deferred income taxes	29,203	22,870
Other current assets	11,325	10,109
Total current assets	161,402	199,205
Property and equipment, net	17,288	17,657
Intangible assets, net	140,875	152,906
Goodwill	377,726	385,916
Deferred income taxes, less current portion	28,940	19,048
Deposits and other assets	5,076	5,798
Total assets	$731,307	$780,530
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$256	$3,255
Accrued payroll and related benefits	19,958	28,960
Other accrued expenses	31,132	30,463
Current portion of income taxes payable	7,677	1,531
Current portion of deferred tax liability	7,984	10,399
Current portion of deferred revenue	194,570	190,569
Total current liabilities	261,577	265,177
Income taxes payable, less current portion	9,322	12,264
Senior secured credit facility	160,000	190,000
Deferred revenue, less current portion	93,058	96,116
Deferred tax liability, less current portion	15,959	20,964
Other long term liabilities	3,426	1,634
Stockholders’ equity:
Common stock	516	515
Additional paid-in capital	273,555	267,164
Treasury stock	(144,797)	(139,792)
Retained earnings	61,571	67,808
Accumulated other comprehensive loss	(2,880)	(1,320)
Total stockholders’ equity	187,965	194,375
Total liabilities and stockholders’ equity	$731,307	$780,530

Websense, Inc.

Reconciliation of GAAP to Non-GAAP Consolidated Statements of Operations

(Unaudited and in thousands, except per share amounts)

	Three Months Ended March 31, 2008
		Acquisition Related	SFAS 123R	Favorable Tax
	GAAP	Adjustments (1)	Adjustments (2)	Ruling (3)	Non-GAAP
Revenue	$66,984	$19,555	$—	$—	$86,539

Cost of revenues:
Cost of revenues	8,867	(563)	(361)	—	7,943
Amortization of acquired technology	3,072	(2,943)	—	—	129
Total cost of revenues	11,939	(3,506)	(361)	—	8,072
Gross margin	55,045	23,061	361	—	78,467
Operating expenses:
Selling and marketing	42,821	(10,206)	(2,317)	—	30,298
Research and development	13,460	(476)	(1,124)	—	11,860
General and administrative	12,853	(1,979)	(2,366)	—	8,508
Total operating expenses	69,134	(12,661)	(5,807)	—	50,666
(Loss) income from operations	(14,089)	35,722	6,168	—	27,801
Interest expense	(4,432)	1,040	—	—	(3,392)
Other expense, net	(109)	—	—	—	(109)
(Loss) income before income taxes	(18,630)	36,762	6,168	—	24,300
(Benefit) provision for income taxes	(12,393)	15,906	1,978	2,682	8,173
Net (loss) income	$(6,237)	$20,856	$4,190	$(2,682)	$16,127
Diluted net (loss) income per share	$(0.14)	$0.46	$0.09	$(0.06)	$0.35
Diluted common shares	45,395	45,768	45,768	45,395	45,768

(1) Acquisition Related Adjustments - Acquisition related adjustments from the acquisition of SurfControl include the non-cash write-down of deferred revenue ($19,555K), non-cash amortization of intangible assets ($11,727K), restructuring costs relating to headcount reduction ($283K) and facility closures ($1,014K), integration travel ($211K), retention bonuses ($537K), professional fees ($1,801K) and non-cash amortization of deferred financing fees ($1,040K). Acquisition related adjustments from the acquisition of PortAuthority include non-cash amortization of intangible assets ($580K) and retention bonuses ($14K).

(2) SFAS 123R Adjustments - Non-cash stock-based compensation expense.

(3) Favorable Tax Ruling - Non-cash impact of favorable tax ruling from the state of California.

Websense, Inc.

Reconciliation of Billings to Deferred Revenue

(Unaudited and in thousands)

Deferred revenue balance December 31, 2007	$286,685

Deferred revenue adjustment from SurfControl acquisition	73

Foreign exchange translation adjustment	314

Net billings first quarter 2008	67,540

Less revenue recognized first quarter 2008	(66,984)

Deferred revenue balance March 31, 2008	$287,628

Reconciliation of Billings to Deferred Revenue (Non-GAAP)

(Unaudited and in thousands)

Non-GAAP deferred revenue balance December 31, 2007	$358,789

Foreign exchange translation adjustment	974

Net billings first quarter 2008	67,540

Less non-GAAP revenue recognized first quarter 2008	(86,539)

Non-GAAP deferred revenue balance March 31, 2008	$340,764